EXHIBIT 11

                                 GRIST MILL CO.
                  EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)


                                      Three Months Ended     Nine Months Ended
                                       February 29 & 28      February 29 & 28
                                      ------------------     ----------------
                                          1996     1995        1996     1995
                                         ------   ------      ------   ------

Primary earnings per share:

Net earnings applicable
    to common stock                      $  567   $1,314      $2,522   $3,207
                                         ======   ======      ======   ======
Average number of common
    and common equivalent
    shares outstanding:
Average common shares
    outstanding                           6,722    6,714       6,696    6,625
Dilutive effect of stock
    options                                 105      131         185      220
                                         ------   ------      ------   ------
                                          6,827    6,845       6,881    6,845
                                         ======   ======      ======   ======

Primary earnings per share               $  .08   $  .19      $  .36   $  .47
                                         ======   ======      ======   ======

Fully diluted earnings per share:

Earnings for fully diluted
    computation                          $  567   $1,314      $2,522   $3,207
                                         ======   ======      ======   ======

Average number of common and
 common equivalent shares outstanding:
Average common shares outstanding         6,722    6,714       6,696    6,625
Dilutive effect of stock options            105      189         191      262
                                         ------   ------      ------   ------
                                          6,827    6,903       6,887    6,887
                                         ======   ======      ======   ======

Fully diluted earnings
    per share:                           $  .08   $  .19      $  .36   $  .47
                                         ======   ======      ======   ======